PRESS RELEASE
FOR IMMEDIATE RELEASE
06-16

Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Lisa Elliott / lelliott@drg-e.com
	Quanta Services, Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES UPDATES “COMPANY PROFILE”
HOUSTON – September 19, 2006 – Quanta Services, Inc. (NYSE: PWR) today announced that it has updated its “Company Profile” document, which includes discussion of Quanta’s performance, goals and strategies, operations, industry information and peer analysis, historical financial information, recent results and corporate governance information, among other topics. The “Company Profile” can be found on the company’s website at www.quantaservices.com and will be furnished on Form 8-K to the Securities and Exchange Commission.
     The “Company Profile” is being published and updated by Quanta to provide more disclosure and transparency to the investment community regarding Quanta’s operations, goals, industry dynamics and conditions.
     Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for the electric power, gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.
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